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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

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SUBSIDIARY                                        JURISDICTION OF INCORPORATION
MKS International, Inc.                                   Massachusetts
MKS Instruments France S.A.                               France
MKS Instruments Canada Ltd.                               Canada
MKS Instruments, U.K. Limited                             United Kingdom
MKS East, Inc.                                            Massachusetts
MKS Japan, Inc.                                           Japan
MKS Korea Co., Ltd.                                       Korea
MKS FSC, Inc.                                             Barbados
Telvac Engineering Limited                                United Kingdom
Spectra Sensortech, Ltd.                                  United Kingdom
Applied Science and Technology, Inc.                      Delaware
MKS MSC, Inc.                                             Massachusetts
ASTeX Realty Corporation                                  Massachusetts
MKS (Bermuda) Ltd.                                        Bermuda
MKS Luxembourg S.A.R.L.                                   Luxembourg
MKS Germany Holding GmbH                                  Germany
MKS Instruments Deutschland GmbH                          Germany
ASTeX GmbH                                                Germany
ENI Technology, Inc.                                      Delaware
MKS (Asia) Ltd.                                           Bermuda
MKS Hong Kong                                             Hong Kong
MKS China                                                 China
MKS Taiwan Ltd.                                           Taiwan
M.K.S. Tenta Products Ltd.                                Israel
Tega Systems Ltd.                                         Israel
IPC Products GmbH                                         Germany
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